SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) : March 28, 2003


                          Commission File No. 000-26139



                          PRESIDENTIAL AIR CORPORATION.
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             (Exact name of registrant as specified in its charter)


             Nevada                                         91-1937382
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(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                 4225 Executive Square, #200, La Jolla, CA 92037
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                    (Address of principal executive offices)


                                 (858) 552-0841
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                            (Issuer telephone number)


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Item 5.     Other Events

            On November 3, 2002, the Company executed an Agreement and Plan of Acquisition with Certified Aviation Services, Inc. (CAS), an aircraft ground maintenance company based in Los Angeles, California, whereby the Company proposed to acquire CAS for 30,000,000 shares of its common stock and $645,464.00 cash. The Company issued a press release regarding this announcement on November 12, 2002.

      As a result of non-compliance of certain terms and conditions contained within the aforementioned Agreement, CAS terminated the acquisition. The parties have mutually agreed to abandon the transaction. Accordingly, notice is hereby given that the acquisition of CAS by the Company has been terminated and accordingly the transaction, as previously announced, never became effective.

      On February 18, 2003, the Company executed an Agreement and Plan of Acquisition with Certified Aviation Parts, Inc. (CAP), a Nevada corporation, whereby the Company proposed to acquire CAP for 31,500,000 shares of its common stock. The Company issued a press release with this announcement and subsequently, on March 7, 2003, filed a Form 8-K announcing the Agreement and Plan of Acquisition.

      As a result of the due diligence process and based on subsequent events, the parties have mutually agreed to terminate their negotiations and abandon the transaction. Accordingly, notice is hereby given that the negotiations concerning the proposed acquisition of CAP by the Company have been terminated and accordingly, the transaction, as previously announced, never became effective.


                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                                PRESIDENTIAL AIR CORPORATION

April 16, 2003
                                              /s/ Paul Harbison
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                                              Paul Harbison
                                              Chief Executives Officer